Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

Steel Dynamics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Click Here for Contents

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 19, 2005

To our Stockholders:

You are cordially invited to attend the Annual Meeting of Steel Dynamics, Inc.  The information for the meeting is as follows:

TIME	9:00 a.m., Fort Wayne time
Thursday, May 19, 2005

PLACE	Grand Wayne Center
John Whistler Ballroom
120 West Jefferson Boulevard
Fort Wayne, Indiana 46802

ITEMS OF BUSINESS	(1) To elect ten (11) Directors for a one-year term.
(2) To approve Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005.
(3) To approve the Steel Dynamics, Inc. 2004 Employee Stock Purchase Plan.
(4) To conduct other business properly raised before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	You may vote if you were a stockholder of record on March 15, 2005.

2004 ANNUAL REPORT	Our 2004 Annual Report to Stockholders, which is not a part of this proxy soliciting material, is enclosed.

PROXY VOTING	You will be able to vote in one of four ways:
(1) Mark, sign, date and return your proxy card in the enclosed envelope.
(2) Call the toll-free telephone number on your proxy card and follow the instructions for telephone voting.
(3) Visit the web site shown on your proxy card and follow the instructions for voting on the Internet.
(4) Vote in person at the meeting.

You may always revoke your proxy before it is voted at the meeting by following the instructions in the accompanying proxy statement.

KEITH E. BUSSE President and Chief Executive Officer

April 5, 2005

Back to Contents

STEEL DYNAMICS, INC.
6714 Pointe Inverness Way, Suite 200
Fort Wayne, IN  46804
Telephone:  (260) 459-3553

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 19, 2005

Voting Information

Purpose.  We are providing you with these proxy materials in connection with the solicitation of proxies by our Board of Directors, to be voted at our 2005 Annual Meeting of stockholders and at any postponement or adjournment thereof. We will hold the meeting on May 19, 2005, beginning at 9:00 a.m. Fort Wayne time, in the John Whistler Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana 46802.

We started mailing this proxy statement and the enclosed proxy card beginning on or about April 5, 2005. We are soliciting proxies from all of our stockholders in order to give all stockholders an opportunity to vote on matters to be presented at the meeting, even if they do not attend in person. In the following pages of this proxy statement, you will find information on matters to be voted on at the meeting or at any adjournment or postponement of the meeting. This Notice of Annual Meeting and Proxy Statement, the proxy and our 2004 Annual Report to Stockholders are also available on our internet site at www.steeldynamics.com under the heading “Investor Info.”

Who Can Vote.  You are entitled to notice of and to vote at the annual meeting if you were a stockholder of record at the close of business on March 21, 2005. If your shares of common stock are registered in your name with our transfer agent, EquiServe Trust Company, N.A., you are the stockholder of record. If your shares are held in the name of a broker, custodian, bank, or other holder of record, that person is the stockholder of record and you are considered the “beneficial” owner. If you are not present in person at the annual meeting, your shares can be voted only if represented by a valid proxy, as described below under “Voting of Shares.”
Shares Outstanding.  On March 21, 2005, there were 47,480,447 shares of common stock outstanding. A list of stockholders entitled to vote at the meeting is available at our corporate headquarters office and will also be available at the meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

Annual Meeting Webcast.  We will be webcasting this year’s annual meeting. You may access the webcast at www.steeldynamics.com by selecting “webcast.” However, other than our proxy statement and form of proxy, no other information on our website is to be considered a part of our proxy soliciting materials.

Voting of Shares.  We realize that most of our stockholders will probably not be able to attend the meeting in person. However, it is very important that your shares be represented by proxy. This is because we can only take action at the annual meeting, with respect to a particular matter, if on the record date a quorum, or majority, of the total number of shares of common stock outstanding and entitled to vote on that matter is present, in person or by proxy. Therefore, we are asking for your proxy to authorize the persons named in the proxy to be present and to vote your shares at the annual meeting in accordance with your instructions.

Back to Contents

For purposes of determining whether a quorum is present, shares voted FOR, AGAINST or ABSTAIN, as well as broker “non-votes” count as shares that are present, although they will not count in determining total votes actually cast on a particular matter. A broker non-vote on a particular proposal occurs if and when a person holding shares for another beneficial owner, such as a broker, custodian, bank, or other holder of record, does not vote on that proposal because that person does not have discretionary voting power to vote on that proposal and has not received instructions on how to vote from the beneficial owner. On certain matters that are “routine” (such as the election of directors and the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors, assuming that no contest arises with respect to these matters) such brokerage firms have discretionary authority to vote shares for which their customers have not provided voting instructions.

We are offering you three choices of how to vote by proxy:

•
You may vote by mail in the traditional manner by marking, signing, dating and returning your enclosed proxy card (if your shares are registered directly in your name) or voting card (if your shares are registered in the name of your broker or bank) in the enclosed envelope.

•	You may vote by telephone using the toll-free telephone number and instructions shown on your proxy or voting card.
•	You may vote via the internet by using the web site information and instructions listed on your proxy or voting card.

We anticipate that telephone and internet voting will be available 24 hours a day, 7 days a week. Both methods will prompt you on how to proceed and you will be able to confirm that your instructions have been properly received and recorded. For both of these methods, you will also need a control number, which is noted on your proxy card. The telephone and internet voting facilities will close at 11:59 p.m. Eastern Time on May 18, 2005.

The method by which you vote will not limit your right to vote in person at the meeting if you decide to attend the meeting..

If you are not the record owner and your shares are held in the name of a broker, custodian, bank, or other holder of record, you will need to obtain, and should receive in the ordinary course of business from that broker, bank or other holder of record, a proxy, executed in your favor from that record holder, authorizing you to vote those shares at the annual meeting.
 If you properly fill in and sign your proxy card and mail it in the enclosed, prepaid and addressed envelope, or if you submit your proxy instructions by telephone or over the internet, your “proxy”–that is, the persons named in your proxy card–will vote your shares as you have directed. If you do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

•	FOR the election of all of the director nominees.
•	FOR ratification of the appointment of Ernst & Young LLP as independent auditors.

If any other matters are properly presented for consideration at the annual meeting, including consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have the discretion to vote on those matters according to their best judgment to the same extent as the person granting the proxy. At the date this proxy statement was printed, we did not anticipate that any other matters would be raised at the annual meeting.

You may revoke your proxy at any time before it is voted at the meeting in one of four ways:

•	Notify our Corporate Secretary in writing before the meeting that you wish to revoke your proxy.
•	Submit another proxy with a later date.
•	Vote by telephone or internet on a later date.
•	Vote in person at the meeting.

Required Vote.  So long as a quorum is present, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the meeting is needed to elect directors, to approve the appointment of Ernst & Young LLP as independent auditors for the year 2005 and on any other matters that may properly come before the annual meeting.

Electronic Access to Proxy Materials and Annual Reports.  This proxy statement and the 2004 Annual Report to Stockholders are available on our website at www.steeldynamics.com under the heading “Investor Info.” Stockholders will be able to elect to view future proxy statements and annual reports over the internet instead of receiving paper copies in the mail.

Back to Contents

If you are a stockholder of record, you can choose this option and save us the cost of producing and mailing these documents by marking the appropriate box on your proxy card or by following the instructions provided on the internet if you choose to vote over the internet. You can also choose between paper documents and electronic access by contacting our Investor Relations Department in the manner described.

If you choose to view future proxy statements and annual reports over the internet, you will still receive a proxy card in the mail next year with instructions containing the internet address of those materials. Your choice will then remain in effect until you contact our Investor Relations Department in the manner described.

If you hold your Steel Dynamics stock through a broker, custodian, bank, or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the internet. Similarly, if you hold your Steel Dynamics stock through a broker, custodian, bank, or other holder of record and you elect electronic access, you will receive an e-mail message next year containing the internet address to use to access our proxy statement and annual report.

Multiple Stockholders Sharing the Same Address. Under rules adopted by the Securities and Exchange Commission (“SEC”), we are permitted to deliver a single copy of our proxy statement and annual report to stockholders sharing the same address. This process, called householding, allows us to reduce the number of copies of these materials that we must print and mail.

We have implemented householding for all stockholders who share the same last name and address, where shares are held through the same nominee (e.g., all accounts are at the same brokerage firm), so that they are receiving only one copy of the proxy statement and annual report per address.

However, if any stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, that person may contact our Investor Relations Department in the manner described. If you are an eligible stockholder of record receiving multiple copies of our annual report and proxy statement, you may also request householding by contacting us in the same manner. If you hold your shares through a broker, custodian, bank, or other holder of record, you can request householding by contacting that broker, custodian, bank, or other holder of record.

Cost of Preparing, Mailing and Soliciting Proxies. We will pay all of the costs of preparing, printing and mailing this proxy statement and of soliciting these proxies. We will ask brokers, custodians, banks, or other holders of record, to forward the proxy materials and our 2004 Annual Report to the persons who were our beneficial owners on the record date. We will also reimburse such brokers, custodians, banks and other holders of record for their expenses incurred in sending proxies and proxy materials to our beneficial owners.

In addition, proxies may be solicited on our behalf in person, by telephone or otherwise, by our officers, directors and employees. We have also engaged the firm of Georgeson & Co. to assist us in the distribution and solicitation of proxies. We have agreed to pay Georgeson & Co. a fee of up to $10,000 plus expenses for these services.

Annual Report. We are including in this mailing a copy of our 2004 Annual Report to Stockholders, including our financial statements for the required periods ended December 31, 2004. The 2004 Annual Report is not, however, a part of this proxy statement.

Voting Results. We will publish the voting results on our website at www.steeldynamics.com, at “Investor Info” following the annual meeting, as well as in our Form 10-Q for the second quarter of 2005, which we will file with the SEC.

Investor Relations Department. You may contact our Investor Relations Department in one of four ways:

•	writing to Steel Dynamics, Inc., Investor Relations Department, 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804;
•	fax at 260-969-3590 to the attention of the Investor Relations Department;
•	e-mail to investor@steeldynamics.com; or
•	phone the Investor Relations Department at 260-459-3553.

Stockholder Communications. Stockholders who wish to communicate with individual directors or the entire board may do so by sending a communication, marked “Stockholder Communication,” in care of the Assistant Secretary at our corporate offices, 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804. If addressed to individual directors, the communication will be forwarded, unopened to the Chairperson of the Corporate Governance and Nominating Committee for review and appropriate dissemination.

Back to Contents

Governance of the Company

Our business, property and affairs are managed by, or are under the direction of our Board of Directors, pursuant to Indiana’s Business Corporation Law and our bylaws. Members of the Board are kept informed of our business and of business and industry developments through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them by management or otherwise obtained, and through participation in meetings of the Board and its committees.

During 2004, we had a ten person Board of Directors. Under our bylaws, however, our Board of Directors may prescribe a greater or lesser number of directors, and the Board has determined that, for 2005, the Board will consist of eleven directors. At the 2005 Annual Meeting, therefore, eleven directors will be elected, and each newly elected director will serve for a one-year term until the 2006 Annual Meeting of stockholders.

The Board has adopted a set of Corporate Governance Policies that address the role, function, make-up and responsibilities of the Board and the various committees of the Board. You can find a copy of these Corporate Governance Policies on our company website, at www.steeldynamics.com, under “Investor Info–Corporate Governance” or by writing to Steel Dynamics, Inc., Attention: “Investor Relations,” 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804 and requesting a copy. As the operation of the Board and its committees is a dynamic process, the Board will regularly review changing legal and regulatory requirements, evolving best practices and other developments. We will keep these policies and our governance practices current, as may be required by the Sarbanes-Oxley Act of 2002 and any rule changes prescribed by the SEC and by Nasdaq.

Committees and Meetings of the Board of Directors. During 2004, the Board of Directors had three committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Our Audit Committee consisted of four persons and our Compensation Committee and Corporate Governance and Nominating Committee each consisted of three persons.

Each of our Board committees has adopted a charter that governs its authority, responsibilities and operation. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and Nasdaq regarding corporate governance policies and processes and listing standards. In conformity with the requirement of such rules and listing standards, we have adopted a statement of our Corporate Governance Policies, and we have adopted a written Audit Committee Charter, a Compensation Committee Charter and a Corporate Governance and Nominating Committee Charter. The Audit Committee’s Charter, last revised March 18, 2003, was attached as an exhibit to our 2003 Proxy Statement. The Audit Committee Charter, as well as the charters of the Compensation Committee and the Corporate Governance and Nominating Committee may be found on our company website, at www.steeldynamics.com under “Investor Info–Corporate Governance” or by writing to Steel Dynamics, Inc., Attention: “Investor Relations,” 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804 and requesting copies.

Each of our three committee charters also require that each member of each committee meet: (1) all applicable criteria defining “independence” that may be prescribed from time to time by SEC, Nasdaq and tax rules, listing standards and regulations, (2) the definition of a “non-employee director” within the meaning of Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, and (3) the definition of an “outside director” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code.

Our Board of Directors also regularly makes an affirmative determination that all such “independence” standards have been and continue to be met by the independent directors and members of each of our three committees, including a determination that none of such directors has a material relationship with the Company (either directly or as a partner, stockholder or officer of an entity that has a material relationship with the Company). The Board at least annually makes an affirmative determination of such independence compliance, has done so with respect to the year 2004 and has done so, prospectively, with respect to each of the candidates for election as directors at the 2005

Back to Contents

Annual Meeting. The Board has similarly made an affirmative determination of independence with respect to members of the Audit Committee, under the special Audit Committee independence criteria. The full Board determined that during 2004 six of the ten members of the Board of Directors met all independence requirements, thus constituting a majority of the Board, and has determined that, for 2005, if elected at the 2005 Annual Meeting, seven of the eight non-management candidates for election as directors meet all independence criteria, thus constituting seven of the eleven Board members, or approximately 64%, as independent.

The members of each committee, and the chair of each committee, are appointed annually by the Board.

The Board of Directors held nine regularly scheduled and special meetings during 2004, and all directors attended at least 75% of the meetings of the Board of Directors and of the various committees on which they served during 2004, except for James E. Kelley, 86, whose health deteriorated during the last half of the year and who recently resigned as a director as a result thereof. Mr. Kelley is not a candidate for election at the 2005 annual meeting.

The Audit Committee. The Audit Committee met ten times during 2004.

The Audit Committee is responsible for the review, oversight and monitoring of the quality and integrity of our financial statements, our compliance with applicable legal and regulatory requirements, the qualification, independence and performance of our independent auditors, the appropriateness of and the approval of the fees for audit and permissible non-audit services to be provided by the independent auditors, the effectiveness of our internal, financial and disclosure controls, and the development of our internal audit function. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor, as well as for the establishment of procedures for the receipt, retention and treatment of complaints, if any, regarding accounting, internal accounting controls or auditing matters.

The members of the Audit Committee during 2004 were Joseph D. Ruffolo, Paul B. Edgerley, Dr. Jürgen Kolb and James E. Kelley. Messrs. Ruffolo and Edgerley served as Co-Chairs of the Audit Committee. In addition, our Board has determined that all members of our Audit Committee, by virtue of their extensive careers, experience and training in business and finance, met the criteria of an “audit committee financial expert,” established by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

The Compensation Committee. The Compensation Committee met five times during 2004, and all members, except for Mr. Kelley, attended each of the meetings. The members of the Compensation Committee during 2004 were Richard J. Freeland, Joseph R. Ruffolo and James E. Kelley, all of whom were independent.

The Compensation Committee reviews Steel Dynamics’ goals and objectives with respect to executive compensation, evaluates the chief executive officers’ performance in light of these goals and objectives and, makes recommendations to the Board of Directors concerning salaries, incentive and other compensation paid to executive officers and to certain senior financial officers, as well as compensation paid to non-employee directors. The Compensation Committee also reviews and approves all stock option and other equity-based compensation plans and awards and has either been designated to act or is otherwise empowered to act as the administrator or administrative “committee” under each of our stock option, stock purchase, equity compensation and performance-based compensation plans.

The Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met twice during 2004. The members of this Committee during 2004 were Dr. Jürgen Kolb, Richard J. Freeland and Naoki Hidaka, all of whom were independent.

The Corporate Governance and Nominating Committee develops and recommends to the Board corporate governance guidelines, determines the criteria for selecting director nominees, conducts inquiries regarding the qualifications of director nominees, identifies individuals qualified to be considered as Board members and recommends to the Board director nominees to be proposed for election at the annual meeting of stockholders, identifies Board members to be assigned to the various Board committees, assists the Board in assessing the independence of Board members, and oversees and assists the Board in the review of its own performance.

When considering a candidate for nomination as a director at an annual meeting, or when a vacancy occurs on the Board of Directors, including a vacancy created by an increase in the number of directors, the Corporate Governance and Nominating Committee identifies potential candidates to fill the vacancy. Candidates may be recommended to the Committee by individual members of the Committee, by the Chief Executive Officer by outside persons, or by a stockholder in accordance with the procedures described below.

Back to Contents

Background information on each candidate is reviewed, as well as the candidate’s accomplishments, experience, skills, business and financial acumen, integrity, independence from management, willingness to devote the necessary time and attention to the business of the Company, and the needs of the Board. In the case of a candidate recommended by a stockholder, the Corporate Governance and Nominating Committee may take into account the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Committee, a stockholder must submit the recommendation in writing prior to December 16, 2005, and must include the name of the stockholder and required share information, as well as the name of the candidate, his or her resume, a listing of his or her qualifications to be a director of our Company, and the necessary contact information. The Committee did not receive any stockholder nominee recommendations for the 2004 Annual Meeting.

All nominees must be approved by the Corporate Governance and Nominating Committee in order to be a candidate for election as a director.

Compensation Committee and Board Interlocks and Insider Participation. During 2004, all of the members of the three person Compensation Committee met all applicable “independence” requirements established by the Sarbanes-Oxley Act of 2002 and as set forth in Nasdaq’s Listing Standards. During 2004, however, the entire Board of Directors, as well as all six of the independent directors, unanimously approved all 2004 compensation decisions. Moreover, during 2004, none of our executive officers served on the board of directors of any entities whose directors or officers serve on our Compensation Committee, and none of our current or past executive officers serve on our Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file with the SEC initial reports of beneficial ownership of our common stock and other equity securities, as well as reports of changes in beneficial ownership. These individuals are required to provide us with a copy of their required Section 16(a) reports as and when they are filed. Based on our records and information furnished to us by our executive officers and directors, we believe that all Securities and Exchange Commission filing requirements applicable to our directors and executive officers with respect to 2004 were met, except that (a) one Form 4 report for Joseph D. Ruffolo, relating to 300 shares deemed to be held indirectly by Mr. Ruffolo in an account inherited by Mr. Ruffolo’s spouse on or about November 5, 2004 was not timely filed until December 16, 2004, due to their lack of awareness of that estate account holding, and (b) approximately fifteen Form 4 reports for John C. Bates regarding various transactions beginning in August 1998, and extending through May 2001, were not timely filed until March 10, 2004, as well as end of year Form 5 reports for 1998, 2000 and 2001 to reflect the delinquent Form 4 filings. Mr. Bates’ delinquent Form 5 reports have also since been filed.

Stockholder Proposals for 2006. Any stockholder satisfying the requirements of the Securities and Exchange Commission’s Rule 14a-8 and wishing to submit a proposal to be included in the Proxy Statement for the 2006 Annual Meeting of Stockholders must submit the proposal in writing to our Corporate Secretary, at 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804, on or before December 16, 2005.

In addition, under our bylaws, any stockholder who has not submitted a timely proposal for inclusion in next year’s proxy statement but still wishes to make a proposal at next year’s annual meeting must deliver written notice to our Corporate Secretary no later than 60 days nor more than 90 days prior to the first anniversary of the record date for this year’s annual meeting. Therefore, for our 2006 Annual Meeting, if such a proposal is not delivered prior to January 20, 2006, it may not be presented at the meeting at all. If a proposal is made after December 15, 2005 and prior to January 20, 2006, we will retain the discretion to vote proxies we receive with respect to any such proposals, so long as we include in our next year’s proxy statement advice on the nature of any such proposal and how we intend to exercise our voting discretion, and so long as the proponent does not provide us with a written statement within the time frame determined under Securities and Exchange Commission Rule 14a-4(c)(1) that the proponent intends to deliver his own proxy statement and form of proxy with respect to that proposal.

Back to Contents
Proposal No. 1
Election of Directors

Our stockholders will elect eleven directors at the 2005 Annual Meeting. The individuals listed below have been recommended for nomination by the Corporate Governance and Nominating Committee and have been nominated by the Board of Directors. Each director, if elected, will serve until our 2006 Annual Meeting of Stockholders, until a qualified successor director has been elected, or until he resigns or is removed by the Board.

We will vote your shares as you specify on the enclosed proxy card, or by telephone or internet. If you do not specify how you want your shares voted, we will vote them FOR the election of all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for us to substitute another person for any of the nominees, we will vote your shares FOR that other person. We do not anticipate that any nominee will be unable to serve.

If you wish your shares voted for some but not all of the nominees, or if you wish to withhold your vote from some but not all of the nominees, you may so indicate on the proxy card or by telephone or the internet when you vote your proxy.

Following is the age, principal occupation during the past five years, and certain other information for each of the eleven director nominees.

Director Nominees.

Keith E. Busse, Age 62
Director Since 1993
President, Chief Executive Officer and a director since 1993. Prior to 1993, for a period of twenty-one years, Mr. Busse worked for Nucor Corporation, where he last held the office of Vice President. Mr. Busse is a founder of the Company. Mr. Busse is a director of Tower Financial Corporation, a publicly held bank holding company.

Mark D. Millett, Age 45
Director Since 1993
Vice President and General Manager of our Flat Roll Division and a director since 1993. Prior to 1993, Mr. Millett worked for Nucor Corporation, which he joined in 1982. Mr. Millett is a founder of the Company.

 Richard P. Teets, Jr., Age 50
Director Since 1993
Vice President and a director since 1993, and General Manager of our Structural and Rail Division. Prior to 1993, Mr. Teets worked for Nucor Corporation, which he joined in 1987. Mr. Teets is a founder of the Company.

John C. Bates, Age 61
Director Since 1994
Mr. Bates is the President and Chief Executive Officer and a director of Heidtman Steel Products, Inc., which he joined in 1963, and for which he has served as its President and Chief Executive Officer and a director since 1969. Heidtman Steel is our largest customer for our steel products.

Frank D. Byrne, Age 52
New Director Nominee
Dr. Byrne is currently President of St. Marys Hospital Medical Center in Madison, Wisconsin. Previously, he served eight years as President and Medical Director of Parkview Hospital in Fort Wayne, Indiana. Prior to that, Dr. Byrne practiced pulmonary and critical care medicine in Fort Wayne. Dr. Byrne holds a B.S. degree from the University of Notre Dame, a medical degree from the State University of New York and a Masters in Medical Management from Carnegie Mellon University. He is currently a member of the board of directors of Lincare Holdings, Inc., a publicly traded medical equipment company, and serves on its audit committee. Dr. Byrne’s nomination was recommended to the Corporate Governance and Nominating Committee by a member of that Committee as well as by the Chief Executive Officer.

Paul B. Edgerley, Age 49
Director Since 2002
Former Director (1994-1999)
Mr. Edgerley has been Managing Director of Bain Capital, Inc., a venture capital firm, since May 1993 and, from 1990 to 1993, a general partner of Bain Venture Capital. He is also a director of Keystone Automotive Industries, Inc. and Innophos, Inc. Mr. Edgerley is a member of and Co-chair of our Audit Committee.

Back to Contents

Richard J. Freeland, Age 68
Director Since 2000
For more than twenty-seven years, Mr. Freeland has been the President and Chief Executive Officer of Pizza Hut of Fort Wayne, Inc. and six affiliated companies that own and operate more than 40 Pizza Hut franchised restaurants in Indiana and Ohio. Mr. Freeland is a member of our Compensation Committee and of our Corporate Governance and Nominating Committee.

Naoki Hidaka, Age 50
Director Since 2002
Mr. Hidaka is Senior Vice President and General Manager of the Chicago office and General Manager of the Rolled Steel and Ferrous Raw Materials Division of Sumitomo Corporation of America. Prior to that, from June 1998 to March 2001, Mr. Hidaka was Vice President and Chief Financial Officer of Auburn Steel Company, Inc., and from March 1998 to May 1998, Deputy General Manager of Steel Business Planning and Investment, and from May 1995 to February 1998 was Manager, Plate Export with Sumitomo Corporation of Japan. Mr. Hidaka is a member of our Corporate Governance and Nominating Committee.

Dr. Jürgen Kolb, Age 62
Director Since 1996
Dr. Kolb was a member of the executive board of Salzgitter, AG, a German steelmaker, and from 1986 to 2001, served as its Director of Sales, before retiring in 2001. Dr. Kolb is a member of our Audit Committee and of our Corporate Governance and Nominating Committee.

James C. Marcuccilli, Age 54
New Director Nominee
Mr. Marcuccilli has served as President and Chief Executive Officer of STAR Financial Bank, a regional bank based in Fort Wayne, Indiana, since 1997. Prior to that, he held numerous executive management positions at STAR Financial Bank. Mr. Marcuccilli serves as a director of STAR Financial Group, Inc., the holding company parent of STAR Financial Bank, as well as a director of STAR Financial Bank. Mr. Marcuccilli holds a B.S. degree in Business Administration with a finance major from the University of Notre Dame. Mr. Marcuccilli’s nomination was recommended to the Corporate Governance and Nominating Committee by a member of that Committee as well as by the Chief Executive Officer.

Joseph D. Ruffolo, Age 63
Director Since 1999
Mr. Ruffolo has been a principal in Ruffolo Benson LLC, a business and financial consulting firm, since 1994. Prior to that, Mr. Ruffolo was the President and Chief Executive Officer of North American Van Lines, Inc. Mr. Ruffolo is a director of Tower Financial Corporation, a publicly held bank holding company. Mr. Ruffolo is also a member and co-chair of our Audit Committee and a member of our Compensation Committee.

The Board recommends a vote FOR the proposed election
of all eleven of the director nominees described in this proxy statement.

Back to Contents

Information on Directors and Executive Officers

Stock Ownership of Directors and Executive Officers. The following table shows how much Steel Dynamics, Inc common stock the directors, director nominees, the Named Executive Officers, and all directors, nominees and executive officers as a group beneficially owned as of March 21, 2005. The Named Executive Officers include the Chief Executive Officer and the four next most highly compensated executive officers based upon compensation earned during 2004. For purposes of the following table, beneficial ownership is determined in accordance with the rules of the SEC.

	Beneficial Ownership as of March 21, 2005

Name	Current Beneficial Holdings	Shares Subject to Options†	Total	Percent Owned*

Named Executive Officers
Keith E. Busse[1]	546,202	37,533	583,735	1.2%
Mark D. Millett[2]	754,715	41,914	796,629	1.6%
Richard P. Teets, Jr.[3]	1,188,507	37,915	1,226,422	2.5%
John W. Nolan[4]	29,046	22,805	51,851	0.1%
Bert D. Hollman[5]	4,146	3,963	8,109	-%
Other Directors or Nominees
John C. Bates[6]	2,095,443	10,480	2,105,923	4.3%
Paul B. Edgerley[7]	—	4,955	4,955	-%
Richard J. Freeland[8]	10,489	991	11,480	-%
Naoki Hidaka[9]	524,197	6,406	530,603	1.1%
Dr. Jürgen Kolb[10]	—	991	991	-%
Joseph D. Ruffolo[11]	4,300	4,955	9,255	-%
Dr. Frank D. Byrne[12]	—	—	—	-%
James C. Marcuccilli[13]	—	—	—	-%
Directors and Executive Officers as a Group (13 persons)	5,157,045	172,908	5,329,953	11.0%

†	Represents currently exercisable options and options exercisable within 60 days.

*	Assumes exercise of all stock options (for 1,057,808 shares) currently exercisable or exercisable within 60 days, with a corresponding increase in the number of outstanding shares from 47,480,447 on the record date to 48,538,255.

(1)	President and Chief Executive Officer and a director. Includes 10,582 shares that are not yet vested, awarded for 2004, pursuant to our 2003 Executive Incentive Compensation Plan.

(2)	Vice President and General Manager of our Flat Roll Division and a director. Includes 5,174 shares that are not yet vested, awarded for 2004, pursuant to our 2003 Executive Incentive Compensation Plan.

Back to Contents

(3)	Vice President and General Manager of our Structural and Rail Division and a director. Includes 8,000 shares of common stock owned by Mr. Teets’ spouse, with respect to which Mr. Teets disclaims beneficial ownership. Includes 3,418 shares that are not yet vested, awarded for 2004, pursuant to our 2003 Executive Incentive Compensation Plan.

(4)	Vice President of Marketing. Includes 885 shares and 2,381 shares, that are not yet vested, that were awarded for 2003 and 2004, respectively, pursuant to our 2003 Executive Incentive Compensation Plan.

(5)	Vice President, and President of New Millennium Building Systems, LLC, our wholly-owned subsidiary. Includes 182 shares and 1,355 shares, that are not yet vested, that were awarded for 2003 and 2004, respectively, pursuant to our 2003 Executive Incentive Compensation Plan.

(6)	Director. Consists of all shares of common stock held of record by Heidtman Steel Products, Inc., of which Mr. Bates is the President and Chief Executive Officer. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Bates pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(7)	Director. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Edgerley pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(8)	Director. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Freeland pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(9)	Director. Consists of all shares held of record by Sumitomo Corporation of America that Mr. Hidaka may be deemed to beneficially own due to his relationship with that entity. Mr. Hidaka, however, disclaims beneficial ownership of these shares. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Hidaka pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(10)	Director. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Dr. Kolb pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(11)	Director. Includes 1,000 shares held in Mr. Ruffolo’s retirement plan. Also includes 1,300 shares held by Mr. Ruffolo’s spouse, with respect to which he disclaims beneficial ownership. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Ruffolo pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(12)	Director. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Byrne pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(13)	Director. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Marcuccillipursuant to our stockholder approved Non-Employee Director Stock Option Plan.

Security Ownership of Certain Beneficial Owners

To the best of our knowledge, the only persons or groups of persons that own beneficially more than 5% of our outstanding shares of common stock, based on a total of 48,485,671 shares at December 31, 2004, are described below. Under SEC rules, a beneficial owner is a person who has or shares voting or investment power for the shares or had the right to obtain beneficial ownership within 60 days of the date specified.

	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding

	FMR Corp. (1) 82 Devonshire Street Boston, MA 02109	4,254,459	8.8%

(1)	Represents ownership by FMR Corp. and related entities as of December 31, 2004, according to the Schedule 13G filed by FMR Corp. and related parties on February 14, 2005.

Back to Contents

Executive Compensation

The following tables set forth certain information with respect to the salaries, bonuses and other compensation we paid for services rendered in 2004, 2003 and 2002, options granted during 2004, options exercised during 2004 and option values as of December 31, 2004, for our Chief Executive Officer and our four other most highly compensated executive officers. The tables also include partial year compensation for Tracy L. Shellabarger, who resigned August 31, 2004. The amounts shown include compensation for services rendered in all capacities.

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards

	Annual Compensation				Awards		Payouts

	Fiscal Year	Salary[1] ($)	Bonus[2] ($)	Other Annual Compensation ($)	Restricted Stock Awards[3] $	Securities Underlying Options[4]	LTIP Payouts $	All Other Compensation[5] ($)

Keith E. Busse President and Chief Executive Officer	2004 2003 2002	600,000 560,000 408,000	1,500,000 1,037,162 816,000	— — —	850,498 94,488 426,388	5,283 10,381 10,751	— — —	68,213 22,112 40,335
Mark D. Millett Vice President	2004 2003 2002	380,000 360,000 275,000	950,000 683,350 550,000	— — —	462,257 63,682 287,250	3,963 7,787 8,064	— — —	60,666 13,672 29,144
Richard P. Teets, Jr. Vice President	2004 2003 2002	380,000 360,000 275,000	950,000 667,350 550,000	— — —	362,692 63,682 287,250	3,963 7,787 8,064	— — —	61,090 14,637 29,132
Tracy L. Shellabarger[6] Vice President and CFO	2004 2003 2002	186,750 255,000 240,000	— 472,279 480,000	— — —	147,367 55,578 250,777	2,371 7,787 8,064	— — —	1,227,451 13,717 29,144
Bert D. Hollman Vice President	2004 2003 2002	160,000 140,469 137,667	240,000 44,295 84,000	— — —	79,544 12,323 —	3,963 5,840 —	— — —	64,378 3,733 583
John W. Nolan Vice President	2004 2003 2002	180,000 170,000 150,000	270,000 255,000 225,000	— — —	217,538 85,910 117,575	3,370 5,840 6,048	— — —	59,487 13,113 28,094

(1)	Represents Base Salary compensation.

(2)	Represents the cash portion of a performance-based bonus payable under our Amended and Restated Officer and Manager Cash and Stock Bonus Plan for the year 2002 and under our 2003 Executive Incentive Compensation Plan for 2003 and 2004.

(3)	Represents the dollar value of the stock portion of a performance-based bonus payable under our Amended and Restated Officer and Manager Cash and Stock Bonus Plan for the year 2002 and under our 2003 Executive Incentive Compensation Plan for 2003 and 2004. One-third of the common stock issued during any year for which a stock bonus is payable under the Plans vests and becomes non-forfeitable immediately upon issuance, another third vests and becomes non-forfeitable one year after issuance, and the balance of one-third vests and becomes non-forfeitable two years after issuance.

(4)	Represents the number of shares covered by options granted under our stockholder approved Amended and Restated 1996 Incentive Stock Option Plan, all of which are either currently exercisable or exercisable within 60 days.

(5)	Principally represents our matching contributions under our Retirement Savings Plan, contributions under our Profit Sharing Plan, and life insurance premiums, except that, for Mr. Shellabarger, $1,170,004 of the amount shown in column (5) represents a severance payment paid to him pursuant to his resignation as Vice President and Chief Financial Officer on August 31, 2004.

(6)	Represents compensation paid for eight months during 2004, through August 31, 2004.

Back to Contents

Equity Compensation Plan Information

We have four compensation plans, approved by stockholders, under which our equity securities are authorized for issuance to employees or directors in exchange for goods or services: The 1994 Incentive Stock Option Plan; the Amended and Restated 1996 Incentive Stock Option Plan; the 2003 Executive Incentive Compensation Plan; and the Non-Employee Director Stock Option Plan.
The following table summarizes information about our equity compensation plans at December 31, 2004:

Plan Category	(a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Equity compensation plans approved by security holders	1,502,597	$20.54	2,088,526
Equity compensation plans not approved by security holders	—	—	—

Option Grants in Last Fiscal Year
Individual Grants

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[2]

Name	Securities Underlying Options Granted (# of shares) [1]	% of Total Options Granted to Employees in 2004	Exercise or Base Price ($/Sh)	Expiration Date	5($)%	10($)%

Keith E. Busse	3,161 2,122	0.62% 0.41%	25.31 37.71	5/21/2009 11/21/2009	22,104 22,109	48,844 48,855

Mark D. Millett	2,371 1,592	0.46% 0.31%	25.31 37.71	5/21/2009 11/21/2009	16,580 16,587	36,637 36,653

Richard P. Teets, Jr.	2,371 1,592	0.46% 0.31%	25.31 37.71	5/21/2009 11/21/2009	16,580 16,587	36,637 36,653

Tracy L. Shellabarger*	2,371 —	0.46% —	25.31 —	5/21/2009 —	16,580 —	36,637 —

Bert D. Hollman	2,371 1,592	0.46% 0.31%	25.31 37.71	5/21/2009 11/21/2009	16,580 16,587	36,637 36,653

John W. Nolan	1,778 1,592	0.35% 0.31%	25.31 37.71	5/21/2009 11/21/2009	12,433 16,587	27,474 36,653

*	Resigned prior to second option grant.

(1)	The exercise price of each option is 100% of the fair market value of our common stock on the date the option was granted. All of the foregoing options were issued under the terms of our Amended and Restated 1996 Incentive Stock Option Plan. These options are for a term of five years from the date of grant and become exercisable six months after the date of grant.

(2)	The dollar amounts in these columns are the result of calculations at the 5% and 10% appreciation rates prescribed by the Securities and Exchange Commission, and, therefore, are not intended to forecast potential future appreciation, if any, in the price of our common stock. Potential realizable value assumes that the common stock appreciates at the rate shown (compounded annually) from the grant date until the option expiration date. No gain to the optionees is possible without an increase in the price of our common stock over the exercise price of each option.

Back to Contents

Aggregated Option Exercises in 2004 and Fiscal Year-End Values

The following table gives information for options exercised by each of the named executive officers during 2004 and the value of the “in-the-money” options held by those executive officers at year-end. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End [2] ($)

Name	Shares Acquired on Exercise (#)	Value Realized[1] ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

Keith E. Busse	28,654	464,451	35,411	2,122	861,401	359
Mark D. Millett	7,730	103,403	40,322	1,592	987,323	269
Richard P. Teets, Jr.	11,729	—	36,323	1,592	875,831	269
Tracy L. Shellabarger*	48,052	164,401	—	—	—	—
Bert D. Hollman	3,527	49,210	4,684	1,592	72,408	269
John W. Nolan	5,798	76,026	30,242	1,592	740,512	269

*	Resigned August 31, 2004

(1)	Market value of the underlying shares on the date of exercise, if any, less the option exercise price.

(2)	Market value of shares at December 31, 2004 covered by all in-the-money options, less the option exercise price.

Director Compensation. During 2004, our Non-Employee Directors received an annual retainer of $5,000 plus attendance fees of $3,000 per board meeting and $1,500 per committee meeting. They were also reimbursed for expenses incurred in attending meetings. During 2004, average director fees for the year were approximately $39,000 per director. For 2005, the Compensation Committee has recommended and the full Board of Directors has approved an increase in the annual retainer component from the prior level of $5,000 to $20,000.

In addition, each Non-Employee Director participates in our stockholder approved Non-Employee Director Stock Option Plan, under which each such director on May 21 and November 21 of each year (each such date defined as a “Grant Date”) is automatically granted a nonstatutory stock option, exercisable within five years from the date of grant, to purchase shares of our common stock equal to the number of whole shares, rounded up or down, calculated by dividing a grant value, currently set at $15,000, by the fair market value of our common stock determined the day immediately preceding each such Grant Date.

The purchase price of stock covered by an option granted pursuant to the Director Plan is 100% of the fair market value of such shares on the day immediately preceding the day the option is granted. Options are not exercisable until they become vested, and full vesting in an optionee will occur six months after each Grant Date. If an optionee ceases to be a director, for whatever reason, no further grants of options are to be made to that optionee. If an optionee ceases to be a director for any reason other than death, any portion of an option that is then vested but has not been exercised may be exercised at any time prior to its scheduled expiration date.

The Director Plan is administered by the Compensation Committee, with power and authority to construe provisions of the Director Plan, to determine all questions thereunder, to accelerate the vesting or exercise of an option, and to adopt and amend such rules and regulations as it may deem desirable. The Director Plan is intended to comply in all respects with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and Section 162 (m)(4)(C) of the Internal Revenue Code.

Back to Contents

Employment Agreements. We have employment agreements with Keith E. Busse, our Chief Executive Officer, Mark D. Millett, Vice President and General Manager of our Flat Roll Division, Richard P. Teets, Jr., Vice President and General Manager of our Structural and Rail Division, and Gary E. Heasley, who joined our company as Vice President of Finance and Chief Financial Officer in January 2005. Each of these employment agreements has an “evergreen” feature, consisting, in the case of Messrs. Busse, Millett and Teets, of an initial two year term and in the case of Mr. Heasley, of an initial one year term. Each person’s initial term is automatically extended annually for an additional one year unless, no less than 90 days prior to year-end, either party gives written notice to the other of an intention not to renew.

If, without cause, any of these officers’ employment is either terminated within the two year or one year term, as applicable, or is not extended for the contemplated additional rolling one year period, that officer is entitled to receive a lump sum severance payment, in lieu of any and all claims under the remaining term of his employment agreement, in cash, equal to two years of his then existing Base Salary, together with a pro rata annual bonus payment under our 2003 Executive Incentive Compensation Plan, when calculated, to the date of termination or non-extension (for that year). If the termination or non-extension is for cause, then such officer would not be entitled to receive any severance or bonus payment. If the officer voluntarily terminates his employment, then, absent a waiver, he would not be entitled to any severance payment but would be entitled to receive a pro rata annual bonus payment to the date of termination or non-extension.

In connection with Mr. Shellabarger’s voluntary resignation as Vice President and Chief Financial Officer on August 31, 2004, the Board of Directors, on recommendation of the Chief Executive Officer and the Compensation Committee, waived the application of the voluntary termination exception to the Company’s severance plan and paid the applicable severance payment of $1,170,004 to Mr. Shellabarger.

If employment is terminated due to disability or death, we will continue paying that officer or his estate, as the case may be, the prescribed Base Salary during the remainder of the two year or, as applicable, the one year term, except that in the case of disability such payments will be reduced to the extent of any benefits paid by workers’ compensation or under any state disability benefit program or under any other disability policy maintained by us.

Under their employment agreements, each of these officers is paid a Base Salary, which is reflected in the “Salary” column in the Summary Compensation Table in this proxy statement, in addition to which each such officer has been entitled, through 2004, to participate in our 2003 Executive Incentive Compensation Plan, our Amended and Restated 1996 Incentive Stock Option Plan, and our Profit Sharing and Retirement Savings Plan.

All Named Executive Officers receive major medical and long-term disability benefits. Messrs. Busse, Millett and Teets receive term life insurance equal to twice their Base Salaries and Mr. Nolan receives term life insurance equal to his Base Salary.

Proposal No. 2
Ratification of the Appointment of Independent Auditors

In accordance with the provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee has appointed Ernst & Young LLP as our independent auditors to conduct our annual audit for the year 2005, and, although not legally required but in accordance with established policy, we are submitting this appointment to stockholders for ratification. In the event the appointment is not ratified by a majority of votes cast, in person or by proxy, we anticipate that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year.
However, any such vote would be considered in connection with the auditors’ appointment for 2006.

Ernst & Young LLP conducted our annual audit for 2004, and we believe that representatives of Ernst & Young LLP will be present at the meeting, will make themselves available at the meeting to respond to appropriate questions from stockholders, and, if the representatives desire, will have an opportunity to make a statement.

Back to Contents

The Board of Directors recommends a vote FOR the approval of the appointment of
Ernst & Young LLP as independent auditors for 2005.

Audit and Non-Audit Fees. The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2004 and December 31, 2003, as well as fees billed for other services rendered by Ernst & Young LLP during those periods.

	2004	2003

Audit Fees	$508,000	$280,000
Audit-Related Fees	18,000	58,000
Tax Fees	86,000	159,000

	$612,000	$497,000

Fees for audit services include fees associated with the annual audit, review of the Company’s quarterly reports on Form 10-Q, comfort letter procedures, preparing consents, and assistance with review of documents filed with the SEC. Audit-related fees principally include accounting consultations and a separate audit of a subsidiary. Tax fees principally include tax consultations, compliance review and planning assistance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor. Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors. Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent auditors. The policy contemplates a general pre-approval for all audit, audit-related, tax and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance.

Prior to engagement, the Audit Committee will pre-approve the following categories of services. These fees are budgeted, and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year, by category of service.

1.
Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, and other work required to be performed by the independent auditors to be able to form an opinion on our Consolidated Financial Statements. Such work includes, but is not limited to, comfort letters, and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

2.
Audit-related services are for services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor. Such services typically include but are not limited to, due diligence services pertaining to potential business acquisitions or dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “audit services,” statutory audits or financial audits for subsidiaries or affiliates, and assistance with understanding and implementing new accounting and financial reporting guidance.

3.
Tax services include all services performed by the independent auditors’ tax personnel, except those services specifically related to the financial statements, and includes fees in the area of tax compliance, tax planning and tax advice.

Applicable SEC rules and the Audit Committee’s pre-approval policy permits the delegation of pre-approval authority for services not covered by the Audit Committee’s general pre-approval to either of the Co-Chairs of the Audit Committee.

Back to Contents

Notwithstanding anything to the contrary set forth in any of our previous or future filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might “incorporate by reference” future or previous filings, including this proxy statement, in whole or in part, the following “Report of the Compensation Committee on Executive Compensation,” Report of the Audit Committee,” and the Performance Graph on page 21 shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

This proxy statement also includes references to our or the SEC’s website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

Report of the Compensation Committee
on Executive Compensation

In developing Steel Dynamics’ executive compensation policies, the Compensation Committee has relied on two principal objectives: (1) attracting, rewarding and retaining our officers, and (2) motivating our officers to achieve short-term and long-term corporate goals that enhance stockholder value. The Compensation Committee strongly believes in pay for performance.

Our executive compensation programs consist of three principal elements: base salary, a cash and stock bonus incentive compensation component, and stock options.

Our executive compensation philosophy is based upon the following principles:

•	Base salaries should be competitive with the level of salaries paid to officers in comparable companies with comparable responsibilities.

•	Variable compensation, both in the form of cash and stock bonus awards, should be directly related to the financial results produced during the year.

•	Long-term compensation, in the form of stock options, directly links officers’ rewards to stock price appreciation.

The Compensation Committee establishes the salaries and other compensation of the Company’s executive officers, including its President and Chief Executive Officer and the other executive officers named in the Summary Compensation Table.

The members of the Compensation Committee for 2004 consisted of three members of the Board of Directors, all of whom met (a) all criteria for “independence” prescribed by SEC, Nasdaq and tax rules, listing standards and regulations applicable to the Compensation Committee, (b) the definition of a “non-employee director” within the meaning of Rule 16b-3 promulgated by the SEC under the Exchange Act, and (c) the definition of an “outside director” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code. All recommendations by the Compensation Committee during 2004 were considered by the full Board of Directors and were approved by the full Board of Directors.

The Compensation Committee also strives to maintain its executive compensation and non-employee board member compensation programs at pay levels that are both competitive when measured against other general and steel sector manufacturing companies of comparable size, and also fair and reasonable to stockholders. To this end, the Committee periodically seeks advice from professional compensation consultants and evaluates compensation data and plan design information from recognized national surveys and from other companies. During 2004, the Compensation Committee utilized the services of Towers Perrin, a national consulting company, to assist it in performing its duties.

We provide no special perquisites to our executives, save for a limited incremental cost reimbursement program for senior executives for personal use of company aircraft. No executive availed himself of such aircraft use during 2004.

Back to Contents

 Base Salary. The Compensation Committee recommends a base salary for executive officers, including the president and chief executive officer, based upon a comparative review of companies within the steel manufacturing peer group, both mini-mills and integrated mills, as well as a review of other companies believed to be representative and comparable in terms of size and the nature of its operations. The Compensation Committee has traditionally established base salary at somewhat under the level of the prevailing base salaries of the peer group and comparable other company executives, primarily because of the Company’s philosophy to align total executive officer pay with the financial results of the Company’s operations. This is consistent with the Company’s philosophy and culture that guides its compensation for all of its employees, which emphasizes a strong element of incentive compensation based on operating results. During 2004 and in prior years, the Company’s base salary level for its executive officers was substantially below the median for its peer and comparable groups.

Incentive Bonus. The Compensation Committee believes that incentive compensation should be geared toward rewarding excellent financial performance results, and executive officers ought to be rewarded for producing Company profits. Accordingly, since 1996, the Company has provided this incentive compensation to its executives through a performance-based bonus formula that pays bonuses, in cash and in stock, based upon profits over and above a stated threshold amount.

Until 2003, the annual incentive bonus was determined under our Amended and Restated Officer and Manager Cash and Stock Bonus Plan, originally adopted in 1996 and amended, restated and approved by stockholders in 2000.

In 2003, we replaced our Amended and Restated Officer and Manager Cash and Stock Bonus Plan with our 2003 Executive Incentive Compensation Plan.

Our 2003 Executive Incentive Compensation Plan’s incentive awards are all performance-based.

For “Corporate Executive Officers” (currently, our President and Chief Executive Officer and our Vice President and Chief Financial Officer) and for “Corporate Officers” (currently, our Vice President of Sales and Marketing), their incentive compensation is determined entirely at the corporate level and is based upon company-wide “Adjusted Pre-Tax Net Income,” as defined in the Plan. For any year under the Plan, a “Bonus Pool” is determined, by multiplying consolidated Adjusted Pre-Tax Net Income, less an amount equal to 10% of “Average Stockholders Equity,” by a percentage amount (currently 5 1/2%) determined annually by the Compensation Committee. The amount of the Bonus Pool is then allocated among the participating executive employees in accordance with each “Participant’s Bonus Pool Percentage” (derived, for any participant, from a fraction, the numerator of which is equal to the “Participant’s Adjusted Base Salary,” as defined in the Plan, and the denominator of which is equal to the sum of all of the Participants’ Adjusted Base Salaries). Our “Corporate Executive Officers” are entitled, if the Bonus Pool is large enough, to earn up to a maximum of two and one-half times their Base Salary (established annually by the Compensation Committee at the beginning of the year, and approved by the Board of Directors), in cash, and, if there are still unallocated amounts remaining in the Bonus Pool after payment of all applicable cash bonuses, may also be entitled to receive a stock bonus, not to exceed his Base Salary, in restricted Company stock vesting over a two year period, issued at fair market value.

A “Corporate Officer’s” Cash and Stock Bonus is calculated in the same manner as for the Corporate Executive Officers, except that the cash bonus may not exceed one and one-half times the Corporate Officer’s Base Salary, and the maximum stock bonus for the Corporate Officer may not exceed 75% of the Corporate Officer’s Base Salary.

An aggregate of 750,000 shares of the Company’s common stock has been reserved for issuance of stock bonus awards under the Plan. Through 2004, a total of 43,651 shares of common stock have been issued as stock bonus awards, leaving 706,349 shares still available for issuance over the next three years, if earned.

Back to Contents

For “Divisional Executive Officers” (currently the Vice President and General Manager of our Flat Roll Division and the Vice President and General Manager of our Structural and Rail and Division) and for “Divisional Officers” (currently, the Vice President and General Manager of our Bar Products Division and our Vice President and the President of our New Millennium Building Systems Division), their incentive compensation is based in part on company-wide performance and, in part, on their divisional performance. Currently, “Divisional Executive Officers” derive half of their incentive compensation through participation in the company-wide Bonus Pool and half of their incentive compensation through a bonus formula based upon their divisional operating performance and chargeable to their respective divisions. Divisional Officers derive 25% of their incentive compensation through participation in the company–wide Bonus Pool and 75% of their incentive compensation through their divisional bonus formula. This divisional bonus formula is based upon a return on assets (“ROA”) analysis. Each year, the Compensation Committee sets a “Minimum ROA Target,” currently 5%, below which no divisional cash or stock bonus may be paid. The Compensation Committee also sets a “Maximum ROA Target,” currently 30%, at which level a Divisional Executive Officer or Divisional Officer will be entitled to receive his maximum divisional cash and/or stock bonus. Once these preliminary calculations have been made, the division’s performance is measured by calculating that division’s “Divisional Return on Assets,” using a formula described in the Plan.

A “Divisional Executive Officer” can derive half of his cash and stock bonus, if earned, from the company-wide Bonus Pool. The remaining half of a Divisional Executive Officer’s maximum incentive compensation, based on divisional performance, may not exceed, in cash, two and one-half times his Base Salary, multiplied by 50%, and, in shares of restricted stock, may not exceed one-half of his Base Salary. For “Divisional Officers,” because their incentive compensation based on the Bonus Pool is only 25%, the maximum incentive compensation from both company-wide and divisional sources may not exceed one and one-half times his Base Salary, in cash, and 75% of his Base Salary in restricted stock.

In the Company’s opinion, our Executive Incentive Compensation Plan, being performance-based, meets the performance-based compensation standards of deductibility of Section 162(m) of the Internal Revenue Code.

Stock Option Plan. The Compensation Committee believes that the long-term incentive benefits of stock ownership, through the acquisition of stock options and through stock bonus awards, if applicable, aligns management’s long-term interests with those of stockholders in general. The Company also evidences that philosophy by including the named executive officers in the same incentive stock option plan that is applicable to all Company employees.

In October 1996, and as amended pursuant to stockholder approval at our 2001 Annual Meeting, our Board of Directors adopted and the stockholders approved and reapproved the 1996 Incentive Stock Option Plan, which covers all of our full-time employees (approximately 1,645 employees at December 31, 2004), including officers, managers, supervisors, professional staff, and hourly employees.

Under the 1996 Plan, we award automatic semi-annual stock options to all such employees, in different dollar equivalent amounts, by position category, based upon the fair market value of our common stock on each semi-annual grant date, with an exercise price equal to the same fair market value on the day immediately preceding the grant date. Options issued under the Plan become exercisable six months after the date of grant and must be exercised no later than five years thereafter.

Other Compensation.

Profit Sharing and Retirement Savings Plan. We have established a Profit Sharing and Retirement Savings Plan for eligible employees, including the named executive officers, which is a “qualified plan” for federal income tax purposes. For 2004, under the this plan, we allocated to employee plan participants (the “profit sharing pool”) an amount equal to 5% of our pre-tax profits through June 30, 2004, and from July 1, 2004, was increased to 6%. The profit sharing pool is used to fund the plan, as well as a separate cash profit sharing bonus that is paid to employees in March of the following year. The amount allocated to our Chief Executive Officer, for 2004 based on the profit sharing pool and the cash profit sharing bonus was $55,730.

We also allow employees to contribute on a pre-tax basis up to 8% of their eligible compensation to the plan, and we match employee contributions in an amount based upon our return on assets, with a minimum match of 5% and a maximum match of 50%, subject to certain applicable tax law limitations. The amount we contributed in respect to our Chief Executive Officer, Keith E. Busse, for 2004 based upon the Company’s match of his contributions was $1,032.

Chief Executive Officer Compensation. The Company compensates its chief executive officer, just like its other executive officers, by a combination of three principal elements: base salary, incentive compensation awarded under its 2003 Executive Incentive Compensation Plan, and stock option awards granted twice annually in pre-described amounts, pursuant to the Company’s Amended and Restated 1996 Incentive Stock Option Plan. During 2004, the Company’s chief executive officer, Keith E. Busse was paid a base salary of $600,000, received a cash bonus of $1,500,000 and was awarded a stock bonus of $600,000. In addition, Mr. Busse was granted options for 3,161 shares of common stock, at an exercise price of $25.31, in May 2004 and was granted an option for 2,122 shares of common stock, at an exercise price of $37.71 in November 2004, all under the 1996 Plan.

Back to Contents

Compensation Deductibility. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) imposes a limit on tax deductions for annual compensation in excess of $1,000,000 paid by a corporation to its chief executive officer and the other four most highly compensated executive officers. This provision excludes certain forms of “performance-based compensation,” including stock options, from the compensation taken into account for purposes of that limit. The Compensation Committee believes that our 2003 Executive Incentive Compensation Plan is “performance-based” within the meaning of that restriction. Nonetheless, the Compensation Committee believes that, although it is desirable for executive compensation to be fully tax deductible whenever in the Committee’s judgment that would be consistent with the objectives pursuant to which the particular compensation is paid, we should compensate our executive officers fairly in accordance with our compensation philosophy, regardless of the anticipated tax treatment. The Compensation Committee will from time to time continue to assess the impact of Section 162(m) of the Code on its compensation practices and will determine what further action, if any, may be appropriate in the future.

Report of the Audit Committee

The following is the report of the Audit Committee of the Board of Directors with respect to the Company’s audited financial statements for the year ended December 31, 2004, included in the Company’s Annual Report on Form 10-K for such year.

During 2004, the Audit Committee of the Board of Directors was comprised of four directors, all of whom met, and were affirmatively determined by the entire Board to have met, all applicable SEC and Nasdaq standards for “independence” for both board members and for audit committee members. Members of the Audit Committee during 2004 were Joseph D. Ruffolo, Paul B. Edgerley, Dr. Jürgen Kolb and James E. Kelley. Each of the four members of the Audit Committee were qualified as “audit committee financial experts.” Messrs. Ruffolo and Edgerley serve as Co-Chairs of the Audit Committee. Mr. Kelley resigned as a member of the Board of Directors and of the Audit Committee on February 16, 2005, due to ill health.

The Audit Committee operates under a written charter adopted by the Board of Directors, which is continuously reviewed by the full Board and was last revised in March 2003. A copy of that revised Audit Committee Charter was attached as Exhibit A to our 2003 Proxy Statement and is also accessible on our website at www.steeldynamics.com. The Audit Committee met and held discussions, including discussions with management and with the independent auditors, a total of ten times during 2004.

The Company’s management has primary responsibility for the Company’s internal controls and for the preparation of financial statements. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and to issue a report thereon. The activities of the Audit Committee are thus not designed to supersede or alter those traditional responsibilities.

The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

The Audit Committee is primarily responsible for monitoring the integrity of the Company’s financial reporting process and systems of internal controls regarding financial, accounting and legal compliance, monitoring the independence and performance of the Company’s independent auditors, and providing an avenue of communication among the independent auditors, management and the Board of Directors.

The Audit Committee is responsible for appointing, setting the compensation and overseeing the work of the Company’s independent accountants. The Audit Committee has also established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns. Furthermore, the Audit Committee will review and, if appropriate, approve any “related party” transactions that may arise.

During 2004, the Audit Committee discussed the foregoing matters with the Company’s independent auditors and with appropriate Company financial personnel, and also discussed with the Company’s executive management and independent auditors the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer, as required by the SEC and by the provisions of the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the SEC. The Audit Committee regularly meets privately with the independent auditors.

Back to Contents

The Audit Committee has reviewed and discussed with Ernst & Young LLP, our independent registered accounting firm and auditors, our audited financial statements. The Audit Committee received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), relating to Ernst & Young LLP’s independence from the Company. The Audit Committee also discussed with Ernst & Young LLP matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants, to the extent applicable. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence, and the Committee has concluded that the independent auditors are in fact independent from the Company and its management.

The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments, if applicable. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The independent auditors audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles, and discussed with the Audit Committee any issues they felt should be raised with the Audit Committee.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee also met with Ernst & Young LLP, both with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Steel Dynamics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004.

The Audit Committee has also approved the engagement of Ernst & Young LLP as our independent registered public accounting firm for 2005.

The Audit Committee:

Joseph D. Ruffolo, Co-Chair
Paul B. Edgerley, Co-Chair
Dr. Jürgen Kolb, Member

Back to Contents

Stockholder Return Performance Graph

Set forth below is a line graph comparing the cumulative total stockholder return on our common stock with the cumulative total return of companies on the NASDAQ Stock Market – US Index and the Standard & Poor’s Iron and Steel Index for the limited period of November 22, 1996 (the first day of trading on NASDAQ National Market System following our initial public offering of our common stock) and the last trading day prior to December 31, 2004, and assumes the reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG STEEL DYNAMICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S&P STEEL INDEX

Back to Contents

Code of Ethics

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, we have adopted a business code of ethics that applies to our senior executive officers and to all employees and directors and is available on our website at www.steeldynamics.com under the heading “Investor-Info.”
We also intend to satisfy the disclosure requirements under Item 10 of Form 8-K regarding any amendments to or waivers of a provision of the codes by posting such information on our website, unless a Form 8-K is otherwise required by applicable SEC or Nasdaq rules.

Other Matters

We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others. In the event that other matters do properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors

Keith E. Busse
President and Chief Executive Officer

Fort Wayne, Indiana
April 5, 2005

Back to Contents

6714 POINTE INVERNESS WAY
SUITE 200
FORT WAYNE, IN 46804

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by STEEL DYNAMICS, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE -1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to STEEL DYNAMICS, INC., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	STDY01	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
STEEL DYNAMICS, INC.

NOTE: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE FOLLOWING ITEMS.		02		0000000000	214958311655

1. ELECTION OF DIRECTORS:

01) Keith E. Busse	07) Richard J. Freeland	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee's number on the line below.
02) Mark D. Millett	08) Naoki Hidaka
03) Richard P. Teets, Jr.	09) Dr. Jürgen Kolb
04) John C. Bates	10) James C. Marcuccilli
05) Dr. Frank D. Byrne	11) Joseph D. Ruffolo
06) Paul B. Edgerley

Vote On Proposal		For	Against	Abstain

2.	APPROVAL OF APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR THE YEAR 2005.

3.	TO GIVE PROXIES DISCRETION TO VOTE ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

NOTE: Unless otherwise directed, the proxies will vote "FOR" all of the foregoing items.

Please be sure to sign and date this Proxy.

Mark box at right if comments have been noted on the reverse side of this card.

858119100
Signature [PLEASE SIGN WITHIN BOX]	Date	P09949	Signature (Joint Owners)	Date	21

PROXY STEEL DYNAMICS, INC.

Solicited on Behalf of the Board of Directors for Steel Dynamics, Inc.'s Annual Stockholders Meeting

Keith E. Busse or Gary E. Heasley are appointed proxies, with power of substitution, to vote all of the undersigned's shares held of record March 21, 2005, at STEEL DYNAMICS, INC.'s May 19, 2005 Annual Meeting of Stockholders at 9:00 A.M. EDT in the John Whistler Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana (or at any adjournment thereof) on all matters set forth in SDI's Year 2005 Proxy Statement, as set forth on the reverse side.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)